UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011

APPLETON PAPERS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-82084	36-2556469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 East Wisconsin Avenue P.O. Box 359 Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code:  (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Appleton Papers Inc. announced today that Ronald A. Pace, Board of Director of Appleton Papers Inc. and Paperweight Development Corp., has resigned. Mr. Pace’s resignation will be effective July 22, 2011.

(d)           On July 22, 2011, Mark A. Suwyn and George W. Wurtz were elected to the Board of Directors of Paperweight Development Corp. On July 22, 2011, Mark A. Suwyn and George W. Wurtz were elected to the Board of Directors of Appleton Papers Inc. A copy of the July 25, 2011 press release is attached hereto as Exhibit 99.1.

Mr. Suwyn, 69, is president of Marsuw, a private investment and consulting company. Mr. Suwyn retired as chairman of NewPage, the largest coated paper producer in North America, in June 2010. He previously served as chairman and chief executive officer of NewPage for five years. Mr. Suwyn also served for nine years as chairman and chief executive officer of Louisiana-Pacific Corporation. Prior to that, Mr. Suwyn held executive management positions with International Paper Company and spent 25 years with E.I. Du Pont where he directed marketing, acquisition and joint venture efforts. Mr. Suwyn earned a doctorate in inorganic chemistry from Washington State University and bachelor’s degree in chemistry from Hope College, Holland, Mich.

Mr. Wurtz, 55, is president and chief executive officer of New WinCup Holdings, Stone Mountain, Ga., a privately-held manufacturer and distributor of single-use cups, food service containers, lids and straws. Mr. Wurtz retired as an officer of Georgia-Pacific Corporation in 2006 after serving in several executive management positions including president of paper, bleached board and kraft operations. Prior to joining Georgia-Pacific, Mr. Wurtz worked for James River Corporation/Fort James for 14 years and held executive management positions in operations, logistics, procurement and manufacturing planning. He is a graduate of the State University of New York, Oswego, N.Y.

Both Mr. Suwyn and Mr. Wurtz will be paid on a full retainer basis of $55,000 per year, and both will receive deferred compensation of $35,000 per year awarded in units which track Paperweight Development Corp. common stock. This compensation is consistent with the standard compensation arrangements of the other members of the Boards of Directors of Paperweight Development Corp. and Appleton Papers Inc. Mr. Suwyn has also been elected as a member of Appleton Papers Inc.’s Compensation Committee. Mr. Wurtz has also been elected as a member of Paperweight Development Corp.’s Audit Committee. Both committee appointments are effective July 22, 2011.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1 Press Release, dated July 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLETON PAPERS INC.

Dated: July 26, 2011		/s/ Thomas J. Ferree
	Name:	Thomas J. Ferree
	Title:	Senior Vice President Finance, Chief Financial Officer and Treasurer